AMENDMENT NO. 3 TO
                           EMPLOYMENT AGREEMENT

     This Amendment No. 3 to Employment Agreement is made as of the 25th day of July, 2000, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Ronald H. Patron (the "Employee").

                           W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995 as amended by Amendment No. 1 dated as of May 1, 1998 and Amendment No. 2 dated as of October 31, 1998 (as amended, the "Employment Agreement"); and

     WHEREAS, the Company and the Employee have agreed to certain changes in the terms of Employee's employment, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows effective January 1, 2000:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

     SECTION 2. The second paragraph of Article I, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          CAPACITY AND DUTIES OF EMPLOYEE. (a) The Employee is employed by the Company to render services on behalf of the Company as Executive Vice President and Chief Administrative Officer. As the
     Executive Vice President and Chief Administrative Officer, the Employee shall perform such duties as are assigned to the individual holding such title by the Company's Bylaws and such other duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company (the "Board") and/or the Company's Chief Executive Officer.

               (b) Effective January 1, 2000, the Employee shall render the services prescribed in paragraph (a) above for not less than 4 days per week, and not less than 30 weeks per fiscal year of the Company. Upon the request of the Chief Executive Officer, the Employee shall prepare a work schedule to be submitted for approval.

     SECTION 3. Article II, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          1. SALARY. Effective January 1, 2000, a salary ("Base Salary") at the rate of $150,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid.


     SECTION 4. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. BONUS. (a) For fiscal years beginning November 1, 1999, the Employee shall be eligible to receive an annual incentive bonus (the "Bonus") of up to $150,000 per Fiscal Year. The Bonus will be awarded based upon factors to be established annually and set forth in an annual supplement to this Agreement.

          (b) The Bonus shall be paid in cash not later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

     SECTION 5. Article IV, Section 3, paragraph (a) of the Employment Agreement is hereby amended to read in its entirety as follows:

          (a) the Company shall pay to the Employee the sum of $400,000, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid; and

     SECTION 6. Article IV, Section 5 of the Employment Agreement is hereby amended to read in its entirety as follows:

          5. TERMINATION BY EMPLOYEE FOR REASONS OTHER THAN GOOD REASON. If the Employee's status as an employee is terminated by the Employee for reasons other than Good Reason, then the Company shall pay to the Employee the sum of $200,000, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid.

     SECTION 7. Article VI, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. NOTICES. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

          If to the Company, to:

          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana  70005
          Attn:  Chief Executive Officer

          If to the Employee, to:

          Ronald H. Patron
          505 Beau Chene Drive
          Mandeville, LA 70448

     or such other address as to which any party hereto may have notified the other in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:/s/ James W. McFarland
                                      -----------------------------------
                                        James W. McFarland
                                        Compensation Committee Chairman

                                   EMPLOYEE:


                                     /s/ Ronald H. Patron
                                     ------------------------------------
                                          Ronald H. Patron